May 14, 2025

Forward-Looking Statements This presentation includes “forward-looking statements” as that term is defined in Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Neogen’s current expectations and are subject to risks and uncertainties, which could cause actual results to differ from those stated or implied by such forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary from those indicated or anticipated by such forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ from such forward-looking statements include, among others, the continued integration of the 3M food safety business and the realization of the expected benefits from that acquisition; the relationship with and performance of our transition manufacturing partner; our ability to adequately and timely remediate certain identified material weaknesses in our internal control over financial reporting; competition; recruitment and retention of key employees; impact of weather on agriculture and food production; global business disruption caused by the Russia invasion in Ukraine and related sanctions and the conflict in the Middle East; identification and integration of acquisitions; research and development risks; intellectual property protection; increasing and developing government regulation; and other risks detailed from time to time in the Company’s reports on file at the Securities and Exchange Commission, including Neogen’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the Securities and Exchange Commission. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this presentation. Neogen expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Non-GAAP Financial Information This presentation includes Adjusted EBITDA, which is a non-GAAP financial measure. This non-GAAP financial measure is presented for informational purposes only and should not be regarded as a replacement for corresponding GAAP measures. In regards to the forward-looking non-GAAP financial measures included in this presentation, we are not able to reconcile such metrics to the closest corresponding GAAP measures without unreasonable efforts because we are unable to predict the ultimate outcome of certain significant items. Disclaimer

Key Updates On the Company’s April 9, 2025, earnings call, Neogen provided an estimate of the annualized negative impact of tariffs in place at that time on Adjusted EBITDA of approximately $29 million before mitigating actions Based on the updated tariff rates in place on May 14, 2025, the Company estimates the annualized negative impact to be in the range of $5 million, which includes a mix of the following mitigating actions: Implementing surcharges Utilizing tariff exemptions where applicable Reducing existing stock levels Redirecting supply Re-sourcing Priority actions to navigate the current situation were also communicated on the Company’s April 9, 2025, earnings call These actions now form the basis of the targeted improvement plan laid out on the following slide, on which management will provide regular updates moving forward

Targeted Improvement Plan

Section	Priority Improvement Actions
Growth Acceleration and Margin Expansion	▪ **Accelerate Food Safety growth to consistently above-market rates (MSD+ market growth rate through the cycle)** – Drive share gains in North America – return to growth rates of MSD or above – Continued international market penetration and outsized emerging market growth opportunities – MSD to HSD growth
	▪ **Complete 3M FSD integration with improved execution** – Q3 production ramp of sample collection achieved, shifting focus to cost/productivity – Petrifilm plant standup progressing on track, focused on project governance and de-risking
	▪ **Reinvigorate innovation to align with strategic priorities** – Focus on fewer, more impactful projects to accelerate strategy in core food safety categories – Increase contribution to organic growth through improved product vitality
	▪ **Align cost structure with current environment** – Targeted operational improvements to improve gross margin and offset volume impacts – Operating expense reductions while continuing to fund strategic priorities
	▪ **Accelerate building the Neogen leadership team for the future** – New additions hired in recent quarters include NA commercial, R&D, CHRO – CEO transition initiated
Portfolio & Leverage	▪ **Simplify and focus Neogen on most attractive end markets** – Cleaners & Disinfectants divestiture signed in Q4, process for 2nd project has been launched – Continue strategic review of portfolio and additional potential opportunities for divestiture
	▪ **Reduce net leverage below 3.0x and maintain ample liquidity** – Improved FCF through normalizing capex and working capital efficiency – Term loan refinanced with upsized revolver, net proceeds from portfolio actions to be used for debt paydown – anticipating ~$100M in Q1 FY ‘26
Governance & Compliance	▪ **Accelerate governance activities to align with shareholder expectations** – Board refresh underway with new director announced, additional replacement director being recruited – Evolving LTIP towards more performance-based equity awards with upcoming FY ‘26 grants
	▪ **Enhance fiduciary environment for current state and future scaling** – Professional accounting capabilities improved with addition of Chief Accounting Officer and technical staff – SOX remediation activities underway with 2 material weaknesses anticipated to be removed in FY ‘25 Form 10-K, remainder in FY ‘26

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